Exhibit 10.155

3039 E CORNWALLIS RD

RESEARCH TRIANGLE PARK NC 27709-2195

October 13, 2009

Mr. Mike Harrison

Brocade Communications Systems, Inc.

1745 Technology Drive

San Jose, CA 95110

Subject: Amendment 2 to SOW#8 of the IBM/Brocade Goods Agreement ROC-P-68

This letter (the “Amendment”) serves as Amendment Number 2 to SOW#8, including all amendments thereto (“SOW#8”) of the Goods Agreement ROC-P-68 (the “Agreement”), which the parties hereto do mutually agree to amend as follows

1. Add Attachment E (including Schedule 1 thereto), Product Unique Attachment for IBM System x Integrated Solutions. The purpose of this attachment is to define unique terms and conditions that apply to sales of Brocade products to the IBM System x Integrated Solutions only.

2. Add a new Section 1.1.1 to SOW#8:

“1.1.1 Additional Products. In addition to the Products set forth in Section 1.1 above, the Products set forth in Schedule 1 to Attachment E to this SOW#8 are available to Buyer under the terms of this SOW#8, as such terms are modified in Attachment E for purposes of the Products set forth in Schedule 1 to Attachment E”

3. The effective date of this Amendment shall be the date on the top of this Amendment (the “Effective Date”).

The parties acknowledge that they have read this Amendment, understand it, and agree to be bound by its terms and conditions. All capitalized terms not defined herein shall have the meaning set forth in the Goods Agreement or the SOW #8. All other terms and conditions of the Goods Agreement and SOW#8 that are unaffected by the revisions set forth in this Amendment shall remain in full force and effect. Further, the parties agree that this Amendment and the Goods Agreement and SOW#8 are the complete and exclusive statement of the agreement between the parties, superseding all proposals or other prior agreement, oral or written, and all other communications between the parties relating to this subject.

Accepted and Agreed To:			Accepted and Agreed To:

International Business Machines Corporation			Brocade Communications Systems, Inc.

By:	/s/ Michelle B. Wright	10/14/09	By:	/s/ Charles Leeming	10/14/09
	Authorized Signature	Date		Authorized Signature	Date

Michelle B. Wright			Charles Leeming
Type or Print Name			Type or Print Name

GCM – Storage OEM Procurement			VP, OEM Sales
Title & Organization			Title & Organization

Address:			Address:	1745 Technology Drive
San Jose, CA 95110

IBM Brocade/Confidential

Accepted and Agreed To:

Brocade Communications Switzerland, SarL

By:	/s/ U. Plechschmidt
	Authorized Signature	Date 16-October-2009

Ulrich Plechschmidt
Type or Print Name

Vice President EMEA
Title & Organization

IBM Brocade/Confidential

Attachment E

Product Unique Attachment

Special Terms

Buyer may purchase Products listed in Schedule 1 to this Attachment E. The terms and conditions of this SOW #8, as amended, will apply to such purchases, with the exception of the following changes. In case of a conflict between the terms of SOW #8, as amended, and this Attachment E, the terms of this Attachment E shall prevail for purchases of Products set forth in Schedule 1 to this Attachment E.

The following changes are made to SOW #8 for purposes of Products set forth in Schedule 1.

•	Section 2.1, Pricing: The fourth paragraph is removed. Quarterly [**] do not apply to purchases by Buyer of Product under Schedule 1 to this Attachment E.

•	Section 2.7, Warranty period. For purposes of Product listed in Schedule 1, the first instance of the text “[**]” is replaced with “[**]”. The second instance of the text “[**]” remains unchanged.

•	Section 3.1, Configure to Order (CTO): This section is deemed deleted.

•	Section 3.2, Fulfillment Logistics – General: Section 3.2 shall be amended to read in its entirety as follows:.

“Buyer’s sites in [**] will place direct WAs in the form of Purchase Orders to the Supplier and indicate the ship to address on such orders. Direct orders will be shipped ex-works Supplier’s manufacturing site/merge center (Incoterms 2000) via Buyer’s designated carriers.”

•	Section 3.3, Forecast: This section is deemed deleted. Buyer will not provide Forecasts for purposes of Products set forth in Schedule 1 to this Attachment.

•	Section 4.2, Standard Order Lead Time, End of Quarter, and End of Month Lead Time: Section 4.2 shall be amended to read in its entirety as follow:

“As Buyer is not providing a Forecast, Supplier will use commercially reasonable efforts to ship Products in a timely period.”

•	Section 4.4, Modified/Cancelled Order: Section 4.4 is amended in its entirety to read as follows:

“Buyer may cancel or modify a WA [**] hours prior to the scheduled ship date. Supplier or Supplier’s subcontractor(s) will use commercially reasonable efforts to manage all requests.

•	Section 4.5, Upside Flexibility: This section is deemed deleted.

•	Section 4.6, Resolution of Customer Shipment Conflicts: This section is deemed deleted.

•	Section 4.8, Shipped and Uninstalled (S&U) Process: This section is deemed deleted.

•	Section 4.9, Rework Orders: This section is deemed deleted.

[**]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IBM Brocade/Confidential

•	Section 4.10, HVEC Hub Replenishment: This section is deemed deleted.

•	Section 9.2 Product Repair – Field Failures: This section is deemed deleted.

•	Section 9.4.6, Product Training: Section 9.4.6 is amended to read in its entirety as follows:

“[**] Support Training session for Buyer will be scheduled to be held at the IBM [**] Training Center per launch. If other training for Buyer on similar products is being delivered in a similar scheduled timeframe, then that training will be leveraged to deliver on this requirement. Supplier Education Services can make available agreed to training materials/content to Buyer via Web-based Training or PDF. The IBM Commodity Manager responsible for this SOW will coordinate and request all training covered by this SOW.”

•	Section 9.4.8, Software Maintenance and Support Program: Section 9.4.8 is amended to read in its entirety as follows:

“Products purchased under Attachment E to this SOW may be subject to an annual Software Maintenance and Support program. If applicable, annual Software Maintenance and Support will be listed on the Schedule 1 to Attachment E. Under the terms of this support program, an initial [**] period of Software Maintenance and Support commencing from the date of shipment of such unit of Product is included in the purchase price for each unit of Product. After this initial [**] period, each unit of Product shall be eligible for up to [**] periods of Software Maintenance and Support, unless and until Buyer terminates the Software Maintenance and Support program for all Products. For purposes of this Section, “Eligible Products” means the number of Products eligible for Software Maintenance and Support during the relevant time period. The annual Software Maintenance and Support program shall be automatically renewed for all units of Product which remain eligible under the preceding sentence, unless cancelled by Buyer effective as of the end of a calendar quarter with [**] prior written notice to Supplier. If the Maintenance and Support Program is cancelled by Buyer, Supplier is no longer obligated to provide Software Maintenance and Support to Buyer. The fees for each year of this annual Software Maintenance and Support program for a unit of Product shall be listed as the Annual Software Maintenance and Support Fee per Unit in Schedule 1 to Attachment E.

“For the convenience of the Buyer, [**] of annual Software Maintenance and Support shall be billed to Buyer with each unit of Product purchased, and [**].

“For purposes of clarification, [**]. If Buyer elects not to renew the annual Software Maintenance and Support program for all Products, any funds remaining in the [**] which have not been earned by Supplier shall either be refunded to Buyer or (if the parties mutually agree) may be used as an adjustment to other amounts due to Supplier. If in any month, the amount remaining in the [**], or adjust other amounts due to Supplier based on mutual agreement between the parties.

In addition, Buyer may, at Buyer’s sole discretion renew Software Maintenance and Support beyond the [**] year period at the Annual Software Maintenance and Support Fee per Unit in Schedule 1 to Attachment E. Supplier will invoice Buyer for these subsequent renewals.

“When initiating a technical support request with Supplier, Buyer may provide only if it is reasonably available to Buyer either the serial number or worldwide name of the Product. Supplier shall have the right to assign support obligations to the appropriate local Supplier subsidiary.”

[**]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IBM Brocade/Confidential

•	Section 10.2 Communications Coordinators: The Executive Sponsors listed in Section 10.2 are replaced with the following:

For Supplier

Name:	[**]
Address	1745 Technology Drive
San Jose, CA 95110
Phone:	[**]
Email	[**]

For Buyer:

[**]

3039 E.Cornwallis Road

Research Triangle Park, NC 27709

[**]

The Business Coordinator and Technical Coordinator listed in Section 10.2 for Buyer are replaced with the following:

Business Coordinator:

[**]

3039 E.Cornwallis Road

Research Triangle Park, NC 27709

[**]

Technical Coordinator:

[**]

3039 E.Cornwallis Road

Research Triangle Park, NC 27709

[**]

•	Attachment C, Initial Business Terms for Ethernet Networking Products: This attachment is deemed deleted.

•	Attachment D, Sales Assistance and Support: This attachment is deemed deleted.

[**]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IBM Brocade/Confidential

Schedule 1

to

Attachment E

[**] Pages 5-9 have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IBM Brocade/Confidential